Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conferences

Chicago, IL (November 3, 2015)-LKQ Corporation (Nasdaq: LKQ) today announced that a member of management will be presenting at the following investor conferences:

Northcoast Research 2015 Fall Management Forum	November 4, 2015
Grand Hyatt Hotel, New York, New York

Barclays Global Automotive Conference	November 18, 2015
Barclays Headquarters, New York, New York

2015 Bank of America Merrill Lynch Leveraged Finance Conference	December 3, 2015
Boca Raton Resort & Club, Boca Raton, Florida

Materials used during the presentations will be posted to the Company's website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ has operations in North America, the United Kingdom, the Netherlands, Belgium, France, Scandinavia, Australia and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com